UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                            FORM 8-K/A


                          CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                April 10, 2002 (March 26, 2002)
         Date of Report (Date of earliest reported):


                 MICRONETICS WIRELESS, INC.
     (Exact name of registrant as specified in its charter)


           Delaware                 0-17966       22-2063614
(State or other jurisdiction       (Commission   (I.R.S. Employee
incorporation or organization)      File Number)  Identification
                                                  No.)


 26 Hampshire Drive, Hudson, New Hampshire            03051
 (Address of principal executive offices )          (Zip Code)


Registrant's telephone number, including area code:  (603) 883-2900

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


  On March 26, 2002 (the "Closing Date"), Micronetics Wireless, Inc. ("Micronetics") acquired Enon Microwave, Inc. ("Enon") through a statutory merger of Enon with and into Vectronics Microwave Corp., a wholly-owned subsidiary of Micronetics (the "Merger"), with Vectronics changing its name to Enon Microwave, Inc. (the
 Surviving Corporation"). As a result of the Merger, Enon became a wholly-owned direct subsidiary of Micronetics and the holders of shares of Enon Common Stock outstanding immediately prior to the Merger (all of which were cancelled upon consummation of the Merger) became entitled to receive (a) .1709 shares of restricted Micronetics Common Stock, and (b) $.8659 for each share of Enon Common Stock held.

  At the closing of the Merger (the "Closing"), the Surviving Corporation entered into agreements with two individuals (who were directors and executive officers of Enon) that provide for them to provide certain services for the Surviving Corporation from the Closing Date until March 26, 2003 and March 26, 2004, respectively. The agreements with these individuals include covenants prohibiting them from engaging in certain activities that may be competitive with the Surviving Corporation's business. In these agreements, the Surviving Corporation has agreed to pay to these individuals compensation in the amount of $75,000 for one year and $110,000 per year for two years, respectively.

  The amount of the Merger consideration and the compensation payable to the individuals engaged by the Surviving Corporation were determined through arms' length negotiations between Micronetics, on the one hand, and Enon and the individuals, respectively, on the other hand.

  The entire cost of the Merger, including without limitation the Merger consideration and the fees and expenses incurred by the parties to the Merger, was funded out of Micronetics' cash reserves and a term loan from Banknorth, N.A.

  Enon designs and manufactures high power, solid state microwave switches, attenuators, limiters, phase shifters, filters and control devices and assemblies. Enon's power capabilities range from 10 watts to 10,000 watts, with average power capabilities as high as 1,600 watts. Enon's customer base includes Lockheed Martin, Northrop Grumman and Raytheon.

  The Merger was recorded in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


  (a)   Financial Statements of Business Acquired.

           1. Enon's financial statements as of December 31, 2001 and for the two years then ended.

  (b)   Pro Forma Financial Information.

  (c)   Exhibits.



Number          Description

2.1 Agreement of Merger dated as of February 14, 2002, among Micronetics Wireless, Inc., Vectronics Microwave Corp., and Enon Microwave, Inc. (the Agreement of
               Merger").*

2.2 Amendment dated as of February 21, 2002 to Agreement of Merger.*

2.3            Second Amendment dated as of March 26, 2002 to
               Agreement of Merger.*

2.4            Voting Agreement dated January 4, 2002 among
               Micronetics Wireless, Inc. and certain stockholders of
             Enon Microwave, Inc.*

23.1         Consent of Independent Public Auditor.


____________________


* Previously filed with original Form 8-K dated April 10,
  2002.

                   INDEX TO FINANCIAL STATEMENTS AND
                    PRO FORMA FINANCIAL INFORMATION



         Financial Statements of Enon Microwave, Inc. (Audited)



Report of Independent
Auditor...................................................... F-1

Balance Sheets as of December 31, 2001 and 2000.............. F-2


Statement of Operations for the years
ended December 31, 2001 and 2000............................. F-4


Statement of Changes in Shareholders' Equity for
the years ended December 31, 2001 and 2000................... F-5


Statement of Cash Flows for the
years ended December 31, 2001 and 2000....................... F-6

Notes to Financial Statements................................ F-7


   Pro Forma Consolidated Condensed Financial Statements (Unaudited)


Introduction................................................. F-10

Unaudited Pro Forma Consolidated Condensed Balance
Sheet as of December 31, 2001................................ F-11

Unaudited Pro Forma Consolidated Condensed Statement of
Operations for the nine months ended December 31,
2001......................................................... F-12

Unaudited Pro Forma Consolidated Condensed Statement of
Operations for the year ended March 31, 2001..................F-13

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements......................................... F-14

Signatures................................................... F-16

Exhibit Index................................................ F-17




                          Paul A. Taylor
                   Certified Public Accountant
                        62 Pleasant Street
                       Marblehead, MA 01945



                   Independent Auditors Report




To the Board of Directors:
ENON MICROWAVE, INC.
Topsfield, Massachusetts


   I have audited the accompanying balance sheets of Enon Microwave, Inc. as of December 31, 2001 and 2000 and the related statements of income (loss) and retained earnings (deficit) and cash flows for years then ended. These financial statements are the responsibility of company management. My responsibility is to express an opinion on these financial statements based on my audits.

   I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

   In my opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of Enon Microwave, Inc. as of December 31, 2001 and 2000, and the results of its operations, changes in its shareholders' equity and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Paul Taylor
January 23, 2002




                       ENON MICROWAVE, INC.
                        Balance Sheet
                    December 31, 2001 and 2000


                                      2001        2000
                                   ---------   ----------
Current Assets:

   Cash                            $   57,376   $  161,963
   Accounts receivable                327,721      149,185
   Inventory                          750,851      794,940
   Prepaid expenses                    11,764       16,709
                                    ---------    ---------


        Total current assets        1,147,712    1,122,797
                                    ---------    ---------

   Plant and equipment              1,591,119    1,577,064
   Less accumulated depreciation    1,369,548    1,284,343
                                    ---------    ---------
        Total                         221,571      292,721
                                    ---------    ---------

Total Assets                       $1,369,283   $1,415,518
                                    ---------    ---------

The accompanying notes are an integral part of these financial statements.


                      ENON MICROWAVE, INC.
                         Balance Sheet
                   December 31, 2001 and 2000



               Liabilities and Shareholders' Equity



                                           2001      2000
                                        ---------- ----------
Current Liabilities:

   Current portion of debt             $   60,000  $  229,092
   Accounts payable                        46,856     149,088
   Other accrued liabilities               52,439      57,430
   Customer deposits                            -       6,604
   Accrued income taxes                    21,644         966
   Shareholder loans                            -      55,000
                                          -------    --------

             Total                        180,939     498,180
                                          -------    --------

Long Term Debt:
   Notes and leases payable               130,000     211,594
   Loans payable officers                 161,273     161,273
   Accrued interest on officers'
      loans payable                        42,264     154,822
                                          -------    --------

                                          333,537     527,689
                                          -------    --------
Shareholders' Equity:
   Common stock - $.15 par value
      2,000,000 shares authorized,
      1,067,813 shares issued and
      outstanding in 2001 and 2000        160,172     160,172
   Additional paid-in capital             457,576     457,576
   Retained earnings                      237,059    (228,099)
                                          -------    --------

                                          854,807     389,649
                                        ---------   ---------
Total Liabilities &
  Shareholders' Equity                 $1,369,283  $1,415,518
                                        =========   =========

The accompanying notes are an integral part of these financial statements.



                       ENON MICROWAVE, INC.
                     Statement of Operations
          for the year ended December 31, 2001 and 2000



                                               2001          2000
                                          -----------   ----------
Sales                                      $2,779,138    $2,452,444

Cost of Sales                               1,508,058     1,891,683
                                            ---------     ---------

Gross Profit                                1,271,080       560,761
                                            ---------     ---------

Other Expenses:
   General and administrative                 627,191       582,565
   Interest expense                            42,400        68,606
   Research and development                   112,754       104,949
                                            ---------     ---------

   Total                                      782,345       756,120
                                            ---------     ---------

Income (Loss) before taxes                    488,735      (195,359)

State Income Taxes                             17,808         2,740

Federal Income Taxes                            5,769             -
                                            ---------     ---------

   Total Income Taxes                          23,577         2,740
                                            ---------     ---------


Net Income                                    465,158      (198,099)

Retained Earnings beginning of period        (228,099)      (30,000)
                                            ---------     ---------

Retained earnings (deficit) end of period  $  237,059    $ (228,099)
                                            =========     =========

The accompanying notes are an integral part of these financial statements.


                             ENON MICROWAVE, INC.
                    Statement of Changes in Shareholders' Equity
                 for the Year Ended December 31, 2001 and 2000



                         Common Stock      Additional
                                  Par      Paid-In      Retained
                     Shares       Value    Capital      Earnings     Total
                     ------       -----    ----------   --------     -----
Balance -
 December 31, 2000  1,067,813   $160,172     $457,516    $(228,099)  $389,649
                    ---------    -------      -------     --------    -------

Net income                  -         -            -       456,158    456,158
                    ---------    -------      -------     --------    -------

Balance -
 December 31, 2001  1,067,813   $160,172    $457,516     $ 237,059   $854,807
                    ---------    -------     -------      --------    -------

The accompanying notes are an integral part of these financial statements.



                       ENON MICROWAVE, INC.
                     Statement of Cash Flows
          for the Year Ended December 31, 2001 and 2000



                                            2001          2000
                                        -----------   -----------
Cash Flow from Operating Activities:
Net income                              $  465,158    $ (198,099)

Adjustments to reconcile income
 to cash provides (applies to)
 operating activities

Depreciation                                85,205       105,065
(Increase) decrease in
   Accounts receivable                    (178,536)      259,027
   Inventories                              44,089       287,132
   Prepaid expenses                          4,945        (5,429)
   Tax refund receivable                         -         5,396
Increase (Decrease) in:
   Accounts payable                       (102,232)     (277,190)
   Income taxes                             20,678           966
   Other accrued liabilities                (4,991)       18,685
   Accrued interest - long term           (112,558)       12,902
   Customer deposits                        (6,604)        6,604
                                          --------      --------

Cash provided (applied to operating
   activities)                             215,154       215,059
                                          --------      --------

Cash flow from investing activities
   addition to equipment                   (14,055)      (28,389)
                                          --------      --------

Cash flow from financing activities:
   Shareholder loans                       (55,000)            -
   Proceeds from borrowings                      -       515,122
   Repayment of debt                      (250,686)     (543,340)
                                          --------      --------

Cash flow from financing activities       (305,686)      (28,218)
                                          --------      --------

Cash flow                                 (104,587)      158,452
Cash - beginning of year                   161,963         3,511
                                          --------      --------


Cash - end of year                      $   57,376    $  161,963
                                          ========     =========

The accompanying notes are an integral part of these financial statements.

                      ENON MICROWAVE, INC.
                 Notes to Financial Statements
         for the Year Ended December 31, 2001 and 2000


Significant Accounting Policies

1. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to the current year presentation.

2. Accounts Receivables - No provision is made for doubtful accounts. All receivables are deemed collectable by management as of the Report date.

3. Parts and Finished Goods - Parts and finished goods are valued at lower of cost or market determined by the average cost.
   The value is $670,614 in 2001 and $612,027 in 2000.

4. Work in Process Inventory - Work in process is recorded at lower of cost or market. Cost is determined as the cost of materials, direct labor and an allocation of overhead expenses based upon the percentage of total direct labor hours per job to the total direct labor hours. Work in process inventory is $80,237 in 2001 and $182,913 in 2000.

5. Plant and Equipment - Plant and Equipment is recorded at cost and depreciated over their estimated useful lives using the straight line method.

                                    December 31,    December 31,
                                        2001           2000
                                    ------------    ------------

   Shop equipment                   $  142,433      $  132,742
   Test equipment                      883,046         881,766
   Office F&F                           29,237          29,237
   Computer equipment                   71,591          68,507
   Leasehold improvements              111,170         111,170
   Leased equipment                    353,642         353,642
                                     ---------       ---------

   Total                             1,591,119       1,577,064
   Less accumulated depr.            1,369,548       1,284,343
                                     ---------       ---------

   Total                            $  221,571      $  292,721
                                     ---------       ---------


                      ENON MICROWAVE, INC.
                 Notes to Financial Statements
   for the Year Ended December 31, 2001 and 2000 (Continued)



Depreciation expense totals $85,205 in 2001 and $105,065 in 2000.

Estimated useful lives are:

Shop, test, office and computer equipment   5-7 years
Leasehold improvements                      5-10 years
Leased equipment                            5-7 years


6. Research and Development Cost - Research and development costs are costs incurred in engineering and new product development, over and above amounts funded by contract programs. These costs are for initial design and prototypes. The Company has been awarded Federal Grants to develop new products. The receipts under these grants are offset against the expenses incurred in such development.

7. Income Taxes - Income taxes are accounted for by the asset and liability approach in accordance with statement of financial accounting standards No. 109. Deferred taxes would represent the expected tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from temporary differences between taxable and book income and the future tax impact of unused credits.

   The Company has a research and development tax credit available of $47,517 available through 2010 that would calculate to a deferred tax asset of approximately $14,255. However, the valuation allowance would be the same amount leaving a deferred tax asset of $0.

   Current federal tax liability for 2001 is $5,769. There was no tax liability for 2000.

8. Note payable to Bank - At December 31, 2001, the Company had available a line of credit which provides for borrowings up to $250,000 in 2001 and $150,000 in 2000. Borrowings under the agreement are secured by certain assets of the Company. Outstanding amounts under the line of credit bear interest at
   1.50 percent above the bank's prime rate. The amount of the line of credit outstanding at December 31, 2001 and 2000 are $0 and $150,000, respectively.




                      ENON MICROWAVE, INC.
                 Notes to Financial Statements
   for the Year Ended December 31, 2001 and 2000 (Continued)


   The Company also has a term loan that was established in 2000 for $300,000. The loan is payable over 60 months at $5,000 per month plus interest at the base rate currently 4.25%. Both of these credit facilities are secured by certain assets of the Company. Officer/shareholders, who have guaranteed this loan, have granted a second mortgage on the property rented by the Company to secure their guaranty.

   In conjunction with a debt refinancing, property rented by the Company which is owned by a related party was remortgaged during 2000. The mortgage has a term of 60 months. Repayment is based on a 240 month principal amortization together with interest at 9.7%. The proceeds from this new mortgage were used to pay the note payable to MBDC (see Note 9) in 2000.

9. Note Payable to MBDC - Due in monthly installments of $2,292 per month plus interest at prime plus 2-3/4%, through April 1, 2004, secured by equipment. The note was repaid in 2000. $25,000 of this loan was repaid by the Company. The remaining debt of $96,436 was repaid by a related party owning the premises rented by the Company.

10. Commitments - The Company rents office and manufacturing facilities under non-cancelable operating lease agreements from one related party and one unrelated party. Future minimum lease payments on operating leases are as follows:

                  2002      120,700
                  2003       73,000

   Rent expense was $113,500 and $103,207 in fiscal years 2001 and 2000 respectively.

11. 401(k) Savings and Retirement Plan - The Company has a 401(k) savings and retirement plan for all employees. Under provisions of the plan, employees may voluntarily contribute up to 15% of their compensation up to the statutory limit. In addition, the Company can make a matching contribution at its discretion. There was no Company match in 2001 and 2000.

12. Interest on Officer Loans - Subsequent to the issuance of financial statements dated February 21, 2000, it was discovered that officer loans were subject to interest provisions since 1988. Interest expense and the accrual of accrued interest liability had not been provided for in any financial statements

                      ENON MICROWAVE, INC.
                 Notes to Financial Statements
   for the Year Ended December 31, 2001 and 2000 (Continued)


   through December 31, 1999 due to covenants in prior loan agreements. The effect of this is to reduce income by $12,902 in 2000.

   There is no income tax effect on the correction of this interest accrual. Federal Tax Law requires that interest expense be paid by the entity to shareholder/officers in order for it to be deductible by the corporation.

13. Revenue Recognition - Revenues are recognized when there is persuasive evidence of an arrangement, delivery has occurred, the price is fixed and determinable, and collectability is reasonable assured. This generally occurs when products are shipped and the risk of loss has passed. Revenue related to products shipped subject to customers' evaluation, if any, is recognized upon final acceptance within a reasonable amount of time.


 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


   The following unaudited pro forma consolidated condensed financial statements as of March 31, 2001 and for the nine months ended December 31, 2001 give effect to the acquisition of Enon Microwave, Inc. ( Enon"). The pro forma consolidated condensed balance sheet presents Micronetics Wireless, Inc.'s ( Micronetics") financial position as if the acquisition of Enon had occurred on December 31, 2001. The pro forma consolidated condensed statements of operations present Micronetics results as if the acquisition of Enon had occurred on April 1, 2000. Micronetics fiscal year end is March 31 and Enon's fiscal year end is December 31. Micronetics third quarter of its current fiscal year ended on December 31, 2001. The pro forma consolidated condensed balance sheet as of December 31, 2001 is based upon Micronetics historical balance sheet as of December 31, 2001, which has been adjusted for the effects of the Enon acquisition. The pro forma consolidated condensed statement of operations for the nine months ended December 31, 2001 is based upon Micronetics historical results and the pro forma statement of operations for Enon for the nine months ended September 30, 2001. The pro forma consolidated statement of operations for the year ended March 31, 2001 is based on Micronetics' historical statement of operations and the pro forma statement of operations of Enon for the year ended December 31, 2001, as adjusted .
As set forth below, since the date of Enon's most recent fiscal year is more than 93 days after the date of Micronetics' most recent fiscal year end in accordance with applicable rules, we have subtracted the information in Enon's most recent fiscal year that occurred from April 1, 2001 through December 31, 2001 and added the information from Enon's prior fiscal year that occurred from April 1, 2000 through December 31, 2000. As a result of this adjustment, we have included financial information for the period January 1, 2001 through March 31, 2001 from Enon in both the pro forma Consolidated Statement of Operations for the year ended March 31, 2001 and proforma consolidated statement of operations for the nine months ended December 31, 2001.

   The pro forma consolidated condensed financial statements include, in management's opinion, all material adjustments necessary to reflect the acquisition of Enon. The pro forma consolidated condensed financial statements do not represent the Company's actual results of operations, including the acquisition, nor do they purport to predict or indicate Micronetics' financial position or results of operations at any future date or for any future period.





              MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              (UNAUDITED)


                                  Assets


                           Micro(a)     Enon(b)     Pro(c)      Micronetics
                         December 31, December 31,  Forma       Wireless, Inc.
                            2001        2001        Adjustments Pro Forma
                         ------------ -----------   ----------- -------------
Cash                      $2,141,743   $   57,376   $ (924,623)   $ 1,274,496
Accounts receivable        1,697,337      327,721      (16,386)     2,008,672
Inventories                2,374,928      750,851     (112,628)     3,013,151
Other current assets          80,154       11,764            -         91,918

Property and equipment
 - net                     1,947,455      221,571            -      2,169,026
Deferred tax asset                 -            -       47,517         47,517
Intangibles and other
 assets                      459,136            -    1,048,607      1,507,743
                           ---------    ---------    ---------     ----------

      Total assets        $8,700,753   $1,369,283   $   42,487    $10,112,523
                           =========    =========    =========     ==========



                       Liabilities and Shareholders' Equity


Total current liabilities $  732,422   $  180,939   $  222,081    $ 1,135,442
Long-term debt               739,857      333,537            -      1,073,388

Shareholders' equity:
Common stock                  41,423      160,172     (153,420)        48,175
Additional paid -
 in capital                3,774,859      457,576      210,885      4,443,320
Retained earnings          3,515,461      237,059     (237,059)     3,515,461
Treasury stock              (103,263)           -            -       (103,263)
                           ---------      -------     --------      ---------

Total liabilities and
 shareholders' equity     $8,700,753   $1,369,283   $   42,487    $10,112,523
                           =========    =========    =========     ==========

The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.



      MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                   NINE MONTHS ENDED DECEMBER 31, 2001
                               (UNAUDITED)



                                                                 Micronetics
                         Micronetics  Enon          Pro Forma    Wireless, Inc.
                         Wireless,    Microwave,    Adjustments  & Subsidiaries
                         Inc. (d)     Inc. (e)      (f)          Pro Forma
                         -----------  ----------    -----------  --------------
Revenues                  $5,644,680   $2,132,134   $        -     $7,776,814
Cost of revenues           3,155,186    1,156,971            -      4,312,157
                           ---------    ---------    ----------     ---------

Gross profit               2,489,494      975,163            -      3,464,657

Selling, general and
 administrative expense    1,490,383      470,393       19,661      1,980,437

Research and development     295,951       84,565            -        380,516
                           ---------     --------     --------      ---------

Operating income             703,160      420,205       19,661      1,103,704

Other income (expense)        26,479      (31,800)           -         (5,321)
                           ---------     --------     --------      ---------

Income before provision
 for taxes                $  729,639   $  388,405   $  (19,661)    $1,098,383

Provision for income
 taxes                       117,931       18,400       84,000        220,331
                           ---------     --------     --------      ---------

Net income                $  611,708   $  370,005   $ (103,661)    $  878,052
                           =========    =========    =========      =========

Net income per share             .14          .35            -            .20
                           =========    =========     ========      =========

Weighted average number
 of shares outstanding     4,222,909    1,067,813   $        -      4,405,399
                           =========    =========    =========      =========

The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.


               MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        YEAR ENDED MARCH 31, 2001
                               (UNAUDITED)



                                                                 Micronetics
                         Micronetics  Enon          Pro Forma    Wireless, Inc.
                         Wireless,    Microwave,    Adjustments  & Subsidiaries
                         Inc. (d)     Inc. (e)      (f)          Pro Forma
                         -----------  ---------     -----------  -------------


Net sales                $ 7,793,306   $3,056,973   $        -    $10,850,279
Cost of sales              5,315,344    2,227,717            -      7,543,061
                          ----------    ---------    ---------     ----------

Gross Profit               2,477,962      829,256            -      3,307,218

Selling, general and
 administrative expense    1,196,874      711,631       26,215      1,934,720

Research and development     270,484      112,871            -        383,355
                           ---------     --------     --------     ----------

Income (loss) from
 operations                1,010,604        4,754      (26,215)       989,143

Other income (expense)        77,428      (80,943)           -         (3,515)
                           ---------     --------     --------     ----------

Income before provision
 for income taxes        $ 1,088,032   $  (76,189)  $  (26,215)   $   985,628

Provision for income
 taxes                       214,800        7,132       (9,000)       212,932
                           ---------     --------     --------     ----------

Net Income (loss)        $   873,232   $  (83,321)  $  (17,215)   $   772,696
                          ==========    =========    =========     ==========

Basic and diluted earnings
 (loss) per common share:

   Net income - Basic    $       .22   $     (.08)  $        -    $       .18
   Net income - Diluted  $       .21   $     (.08)  $        -    $       .18

Weighted average shares
 outstanding:

   Basic                   4,025,701    1,067,817            -      4,208,191
   Diluted                 4,216,739    1,067,817            -      4,399,229

The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.


           MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS
                           (UNAUDITED)


(a) Reflects the historical financial position of Micronetics at December 31, 2001.

(b) Reflects the historical financial position of Enon at December 31, 2001.

(c) Pro Forma adjustments to record the acquisition as of December 31, 2001 reflect:

   - An increase in equity of approximately $675,000 relating to the issuance of 182,490 shares of Micronetics common stock. The Micronetics common stock to be issued was valued based on a price per share of $3.70, which was the market price on the date of merger.

   -     An increase in accrued expenses of approximately
         $222,000 relating to the incurence of transaction costs by Micronetics and Enon and a reduction of income taxes paid by Enon.

   - An increase in deferred tax assets to reflect research and development credit carryforwards of Enon.

   - A decrease in equity of approximately $850,000 relating to the elimination of Enon's historical shareholders' equity.

   - The preliminary allocation of the excess of the $1,843,561 purchase price over the fair value of net assets acquired to:

                Goodwill in the amount of $1,048,607;
                Write-down of accounts receivable in the amount of $16,386; and
                Write-down of inventories in the amount of $112,628.

(d) Reflects the historical operating results of Micronetics for the nine months ended December 31, 2001, and the year ended March 31, 2001. Outstanding share and per share information has been adjusted to reflect the issuance of additional shares of Micronetics in the merger.


           MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS
                     (UNAUDITED) (Continued)


(e) Reflects the historical operating results of Enon for the nine months ended September 30, 2001 and the year ended March 31, 2001 (by inclusion of financial information from Enon's prior fiscal year for the period April 1, 2000 through December 31, 2000 and exclusion of financial information from its current fiscal year for the period April 1, 2001 through December 31, 2001).

(f) Pro Forma adjustments to record the merger for the nine months ended December 31, 2001 and the year ended March 31, 2001 reflect:

   - Increase of $19,661 and $26,215, respectively, in amortization of goodwill relating to the amortization of the excess of the purchase price to acquire Enon over the fair value of its net assets acquired which has been allocated to goodwill and is amortized on a straight-line basis over forty years.

   - Increase of $84,000 and decrease of $9,000, respectively, in income taxes provided at a 34% tax rate.

                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   November 26, 2002         MICRONETICS WIRELESS, INC.


                                      By:/s/Richard S. Kalin
                                      Name:  Richard S. Kalin,
                                      Title: President (Principal
                                             executive and
                                             financial officer)




                          EXHIBIT INDEX


Exhibit
Number       Description


23.1     Consent of Independent Public Auditor.









































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